EXHIBIT 99.1
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                             JOINT FILING AGREEMENT

This JOINT FILING AGREEMENT is entered into as of September 27, 2007, by and among the parties signatories hereto. The undersigned hereby agree that the statement on Schedule 13D with respect to the shares of common stock of Borders Group, Inc., a Michigan corporation, is, and any amendment thereafter signed by each of the undersigned shall be, filed on behalf of each undersigned pursuant to and in accordance with the provisions of 13d-1(k) under the Securities Exchange Act of 1934, as amended.


                              SPENCER CAPITAL MANAGEMENT, LLC


                              By: /s/ Kenneth H. Shubin Stein, MD, CFA
                                 -----------------------------------------------
                                 Name:   Kenneth H. Shubin Stein, MD, CFA
                                 Title:  Managing Member




                              /s/ Kenneth H. Shubin Stein, MD, CFA
                              --------------------------------------------------
                              Kenneth H. Shubin Stein, MD, CFA



                              T2 PARTNERS MANAGEMENT, LP

                              By:  T2 Partners Group, LLC, its General Partner


                              By: /s/ Glenn H. Tongue
                                 -----------------------------------------------
                                 Name:   Glenn H. Tongue
                                 Title:  Managing Member




                              /s/ Glenn H. Tongue
                              --------------------------------------------------
                              Glenn H. Tongue




                              /s/ Whitney R. Tilson
                              --------------------------------------------------
                              Whitney R. Tilson




                   [SIGNATURE PAGE TO JOINT FILING AGREEMENT]